Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-47415, 33-14788, 33-60196, 333-18135, 333-136061 and 333-138506 on Form S-8 and Registration Statement No. 333-25377 on Form S-3, of our report dated September 24, 2008, relating to the consolidated financial statements of The Dress Barn, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109”, effective July 29, 2007, and Statement of Accounting Standards No. 123(R), “Share-Based Payment”, as revised, effective July 31, 2005) and of our report dated September 24, 2008 relating to the internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness) appearing in the Annual Report on Form 10-K of The Dress Barn, Inc. for the year ended July 26, 2008.

/s/ DELOITTE & TOUCHE LLP

New York, New York
September 24, 2008